As Filed with the Securities and Exchange Commission on October 25, 2006
Registration No. 333-137833

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________

Global Matrechs, Inc.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	58-2153309 (I.R.S. employer identification number)

90 Grove Street, Suite 201
Ridgefield, CT 06877
(203) 431-6665
(Address and telephone number of principal executive offices)

Michael Sheppard
Chief Executive Officer, President, and Acting Chief Financial Officer
90 Grove Street, Suite 201
Ridgefield, Connecticut 06877
(203) 431-6665
(Name, address and telephone number of agent for service)

Copies to:
David A. Broadwin, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000
________________

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law allows us to adopt a charter provision eliminating or limiting the personal liability of directors to us or our stockholders for breach of fiduciary duty as directors, but the provision may not eliminate or limit the liability of directors for:

(a) any breach of the director’s duty of loyalty to us or our stockholders;

(b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

(d) any transaction from which the director derived an improper personal benefit.

Article Seventh of our charter provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, subject to the limitations imposed by Section 102(b)(7). A principal effect of Article Seventh is to eliminate or limit the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

Article Twelfth of our bylaws provides that we will indemnify our directors and officers to the fullest extent we are permitted or required to do so by Section 145 of the Delaware General Corporation Law. Section 145 provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation.

The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933.

Section 145 of the Delaware General Corporation Law also allows us to obtain insurance on behalf of our directors and officers against liabilities incurred by them while serving as a director or officer or while serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not we would have the power to indemnify them against those liabilities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by them and (b) insures us against losses (above a deductible amount) arising from any such claims, subject in each case to limitations stated in the policy.

Item 25. Other Expenses of Issuance and Distributions.

The following table provides information regarding the various anticipated expenses payable by Global Matrechs in connection with the issuance and distribution of the securities being registered. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Nature of Expense	Amount*
SEC registration fee	$1,900
Accounting fees and expenses	12,000
Legal fees and expenses	30,000
Transfer agent fees	—
Printing and related fees	6,000
Miscellaneous	1,500
Total	$51,400

*All fees and expenses other than the SEC registration fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

We have issued the following unregistered securities within the last three years.

On May 22, 2003, we entered into a license agreement with Eurotech, Ltd. whereby they licensed to us certain technology in exchange for 11,250 shares of our Series F preferred stock and 1,069 shares of our Series G preferred stock. Polymate, Ltd. was also issued 1,500 shares of our Series F preferred stock as partial consideration for their agreement to modify their rights to receive royalties from Eurotech, and Greenfield Capital Partners LLC was issued 750 shares of our Series F preferred stock as consideration for acting as an advisor to us and participating in the negotiation of the transaction between Eurotech and us. We also issued a secured promissory note to MacNab LLC for $150,000; the monies to be used in connection with the technologies we licensed from Eurotech. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a sale not involving a public offering..

On September 30, 2003, the holders of our Series F preferred stock surrendered for cancellation their shares of Series F preferred stock in exchange for 13,500 shares of our Series H preferred stock. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On September 30, 2003, we entered into a private equity credit agreement with Brittany Capital Management LLC under which we had an option to issue and sell to Brittany up to $10,000,000 of our common stock over three years. In connection with this agreement, we filed a registration statement on Form SB-2 with the Securities Exchange Commission to register 1,282,550 shares of our common stock for resale by Brittany and Econ Investor Relations. However, the registration statement was not declared effective by the Securities and Exchange Commission. In December 2004, the private equity credit agreement terminated in accordance with its terms, and we withdrew the registration statement.

On June 1, 2004, Brittany Capital Management Limited exchanged 4,905,000 shares of its common stock for 490.5 shares of our Series I preferred stock. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. In November 2005, Brittany sold these shares to MacNab LLC.

At various times during the past three years, we issued convertible promissory notes on the following dates to the following people. The issuances of these securities were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Party	Date	Amount
Brittany Capital Management Ltd.	June 1, 2004	$75,000
MacNab LLC	July 1, 2004	$542,950

On October 19, 2004, we issued to Southridge Partners LP a 2% secured convertible promissory note in the aggregate principal amount of $250,000 with a maturity of two (2) years and a warrant to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share, which expires in five years. We granted Southridge Partners LP a 120-day option to purchase an additional note in an aggregate principal amount of up to $1,000,000 on the same terms and conditions as the note. The note was initially convertible, at the option of the holder, into shares of our common stock at a conversion price of $0.40 per share. The holder of the note also could require us to repurchase some or all of its Note if the market price of our common stock fell below $0.60 per share for ten (10) consecutive trading days, at a repurchase price equal to 140% of the principal amount of the note. The note has since been amended to remove this mandatory repurchase provision and to change the conversion price to a variable rate based on 80% of the average of the seven lowest closing prices of our common stock during the ten trading day period preceding the conversion. In addition, we may now repurchase the note at any time for an amount equal to 120% of the principal and interest then outstanding. We received approximately $225,000 in proceeds after deducting offering expenses. This private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On October 22, 2004 we sold 2% secured convertible promissory notes in the aggregate principal amount of $25,000 with a maturity of two (2) years and warrants to purchase 50,000 shares of our common stock at an exercise price of $0.50 per share, which expire in five years to Mr. DeNuccio, in exchange for aggregate consideration of $25,000. We used the proceeds of this offering for general corporate purposes. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The terms and conditions of the notes and warrants issued on October 22, 2004 are substantially similar to the terms and conditions of the October 19, 2004 notes and warrants.

On November 5, 2004, we entered into securities purchase agreements with Colonial Fund LLC relating to the private placement of 2% secured convertible promissory notes in the aggregate principal amount of $50,000 with a maturity of two (2)

years and warrants to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share, which expire in five years in exchange for aggregate consideration of $50,000. We received approximately $45,000 in proceeds after deducting offering expenses. We used the proceeds of this offering for general corporate purposes. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The terms and conditions of the notes and warrants issued on November 5, 2004 are substantially similar to the terms and conditions of the October 19, 2004 notes and warrants.

On December 3, 2004, we sold Deer Creek Fund, LLC 2% secured convertible promissory notes in the aggregate principal amount of $50,000 with a maturity of two (2) years and a warrant to purchase 100,000 shares of its common stock at an exercise price of $0.50 per share, which expires in five years. The note is convertible, at the option of the holder, into shares of common stock at a conversion price of $0.40 per share. The sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended. The terms and conditions of the notes and warrants issued on December 3, 2004 are substantially similar to the terms and conditions of the October 19, 2004 notes and warrants.

On December 16, 2004, we issued to Trilogy Partners, Inc. warrants to purchase up to 287,500 shares of our common stock, par value $0.0001 per share, with an exercise price of $0.20 per share. The sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

On December 28, 2004, we issued to Michael Rosenblum warrants to purchase up to 28,750 shares of our common stock, par value $0.0001 per share, with an exercise price of $0.20 per share, as compensation for services provided to us. The sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

We issued to Southridge Investment Group, LLC, formerly Greenfield Capital Partners LLC a warrant to purchase up to 100,000 shares of our common stock at an exercise price per share of $.60, as compensation for services related to our acquisition of True To Form. The warrant will expire on December 31, 2009. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

On January 1, 2005, we entered into an Exchange Agreement with Woodward LLC pursuant to which we acquired promissory notes issued to Woodward by Eurotech Ltd. with an aggregate outstanding principal amount of $290,000 (the “Eurotech Notes”) in exchange for a 2% secured convertible promissory note in the principal amount of $250,000 with a maturity of two (2) years that is convertible, at the option of the holder, into shares of common stock of the Company at a conversion price of $0.40 per share. The Eurotech Notes carry a default annual interest rate of 18% and are past due in their entirety. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On January 31, 2005, we issued and sold a 2% secured convertible promissory note in the principal amount of $250,000 and a warrant to purchase up to 500,000 shares of its common stock at an exercise price of $0.50 per share with an expiration date of January 31, 2010 to Southridge Partners LP pursuant to the terms of the Second Securities Purchase Agreement. The warrant contains a cashless exercise provision whereby the holder may pay the exercise price associated with any exercise by having us withhold a number of shares otherwise issuable upon such exercise having a fair market value equal to the applicable aggregate exercise price. The Note was initially convertible, at the option of the holder, into shares of common stock of the Company at a conversion price of $0.40 per share. The note has since been amended to remove this mandatory repurchase provision and to change the conversion price to a variable rate based on 80% of the average of the seven lowest closing prices of our common stock during the ten trading day period preceding the conversion. In addition, we may now repurchase the note at any time for an amount equal to 120% of the principal and interest then outstanding. We paid a commission in connection with this private placement in the amount of $25,000. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On January 30, 2005 we issued options to purchase 45,000 shares of common stock to Mark Allen under the terms of his employment agreement and our equity compensation plan for directors and to Michael Sheppard in accordance with the terms of our option plan for directors.

On January 31, 2005, we entered into a with Southridge Partners LP whereby we agreed to sell a 2% convertible promissory note in the principal amount of $250,000 and warrant to purchase up to 500,000 shares of our common stock to Southridge in exchange for its $250,000 investment. The terms of the January 31, 2005 note and warrant are substantially similar to the terms and conditions of the October 19, 2004 note, as amended, and the October 19, 2004 warrant. This transaction was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act. We received approximately $225,000 in proceeds after deducting offering expenses. We used these proceeds for general corporate purposes. We paid a commission in the amount of $25,000 to Greenfield for services rendered in connection with this private placement.

On March 2, 2005, Southridge Partners LP exercised its option to purchase an additional note and warrant under its Second Securities Purchase Agreement. On March 2, 2005, we issued to Southridge Partners LP a convertible promissory note in the principal amount of $175,000 and a warrant to purchase up to 7,000,000 shares of our common stock in exchange for its $175,000 investment. This transaction was exempt from registration pursuant to the provisions of Section 4(2) of the Securities

Act, as amended. We are obligated to pay a commission in connection with this private placement consisting of cash and warrants to purchase shares of our common stock in the aggregate amount of $17,500 to Greenfield.

From April 1, 2005 through May 18, 2005, the Company converted 12.5 shares of Series C preferred stock and 540 shares of Series H preferred stock into 11,425,701 shares of common stock.

On April 11, 2005, Southridge Partners LP exercised its option to purchase an additional note and warrant under its Second Securities Purchase Agreement. In connection with such exercise, on April 11, 2005 we issued to Southridge Partners LP a convertible promissory note in the principal amount of $125,000 and a warrant to purchase up to 250,000 shares of our common stock in exchange for its $125,000 investment. This transaction was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act, as amended. In connection with this private placement, we paid Greenfield placement fees consisting of cash and non-cash consideration with an the aggregate estimated fair value of $12,500.

On May 2, 2005, Southridge Partners LP exercised its option to purchase an additional note and warrant under its Second Securities Purchase Agreement. In connection with such exercise, on May 12, 2005, we issued to Southridge Partners LP a convertible promissory note in the principal amount of $125,000 and a warrant to purchase up to 250,000 shares of our common stock in exchange for its $125,000 investment. This transaction was exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act, as amended. We are obligated to pay placement fees in connection with this private placement consisting of cash and a warrant to purchase shares of our common stock with an the aggregate estimated fair value of $12,500. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. On July 8, 2005, we and Southridge Partners LP terminated Southridge’s option to purchase additional notes.

On June 14, 2005, we entered into a Securities Purchase Agreement with MacNab, pursuant to which we sold a nonnegotiable 2% secured convertible promissory note with an aggregate principal amount of $100,000, and a common stock purchase warrant to purchase up to 200,000 shares of our common stock, $.0001 par value per share, for an aggregate purchase price of $100,000. We intend to use the proceeds for working capital. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On July 5, 2005, we entered into a Private Equity Credit Agreement with Brittany. Pursuant to this agreement, we may, at our discretion, periodically sell to Brittany shares of common stock for a total purchase price of up to $15 million. Each draw under the Private Equity Credit Agreement is structured as a put option, wherein we require Brittany to purchase a number of shares of our common stock after a discount to the market price is applied. Specifically, each share is sold at a price equal to 92% of the average of the three lowest of the bid prices for the ten (10) trading days immediately following the put date. From time to time between November 1, 2005 and December 31, 2005, we issued and sold to Brittany an aggregate 2,082,280 shares under our July 5, 2005 Private Equity Credit Agreement at a weighted average price per share of $0.102. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On July 14, 2005, we entered into a Securities Purchase Agreement with MacNab, an accredited investor, pursuant to which we sold a nonnegotiable 2% secured convertible promissory note with an aggregate principal amount of $175,000, and a common stock purchase warrant to purchase up to 350,000 shares of our common stock, $.0001 par value per share, for an aggregate purchase price of $175,000. We intend to use the proceeds for working capital. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On August 5, 2005, we entered into a Securities Purchase Agreement with MacNab, an accredited investor, pursuant to which we sold a nonnegotiable 2% secured convertible promissory note with an aggregate principal amount of $170,000, and a common stock purchase warrant to purchase up to 340,000 shares of our common stock, $.0001 par value per share, for an aggregate purchase price of $170,000. We intend to use the proceeds for working capital. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On September 14, 2005, we entered into a Securities Purchase Agreement with MacNab, an accredited investor, pursuant to which we sold a nonnegotiable 2% secured convertible promissory note with an aggregate principal amount of $100,000, and a common stock purchase warrant to purchase up to 200,000 shares of our common stock, $.0001 par value per share, for an aggregate purchase price of $100,000. We intend to use the proceeds for working capital. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On October 3, 2005, we entered into a Securities Purchase Agreement with MacNab, an accredited investor, pursuant to which we sold a nonnegotiable 2% secured convertible promissory note with an aggregate principal amount of $50,000, and a common stock purchase warrant to purchase up to 100,000 shares of our common stock, $.0001 par value per share, for an aggregate purchase price of $50,000. We intend to use the proceeds for working capital. The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On December 7, 2005, we issued a promissory note in the original principal amount of $200,000 to Southridge Partners

LP. The note matures on February 10, 2006 and accrues interest on the unpaid principal balance at a rate of 8% per year. In the event of a default, the annual interest rate will increase to 18% and Southridge may, at its option, demand immediate payment of all amounts due under the promissory note. The issuance of the note was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

On January 10, 2005, we entered into a Private Equity Credit Agreement with Brittany. Pursuant to this agreement, we may, at our discretion, periodically sell to Brittany shares of common stock for a total purchase price of up to $15 million. Each draw under the Private Equity Credit Agreement is structured as a put option, wherein we require Brittany to purchase a number of shares of our common stock after a discount to the market price is applied. Specifically, each share is sold at a price equal to 92% of the average of three closing bid prices during a five- or ten-trading day valuation period immediately preceding the date of the issuance of the shares. Brittany has not received any shares of our common stock in connection with this Private Equity Credit Agreement as we have not made any draws. Upon the effectiveness of this registration statement, we will be able to sell shares to Brittany as provided under the Private Equity Credit Agreement.   On September 14, 2006, the Company and Brittany Capital Management Limited agreed to terminate the parties’ Private Equity Credit Agreement and Registration Rights Agreement, dated January 10, 2006, and enter into a new Private Equity Credit Agreement and Registration Rights Agreement with terms substantially similar to the January agreements.

From time to time between December 1, 2005 and August 7, 2006, we issued and sold an aggregate 4,698,723 shares pursuant to private equity line credit agreements. We received gross cash proceeds of $797,478 in consideration for the sold shares. The shares were sold to the purchaser at a discount of 8% to the market price per share. We are required to pay a placement fee equal to 1% of any proceeds received under the private equity line credit agreements. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act as a sale to an accredited investor not involving any public offering. The resale of the shares is registered under the Securities Act pursuant to registration statements on Form SB-2 (File nos. 333-126526 and 333-131106). We have used or intend to use the proceeds from these issuances for general corporate purposes.

Item 27. Exhibits.

		Filed with	Incorporated by Reference
Exhibit No.	Description	this Form SB-2	Form	Filing Date	Exhibit No.
2.1	Agreement and Plan of Merger dated December 31, 2004 with True To Form, Limited, TTF Acquisition Corp. and Mark J. Allen		8-K	January 6, 2005	2.1
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation		8-K	June 15, 2004	3.1
3.2	Amended and Restated Certificate of Incorporation		S-1	September 18, 1996	3.1

3.3	Certificate of Amendment to Certificate of Incorporation		10-QSB	May 17, 2006	3.14

3.4	Amended and Restated By-Laws		S-1	September 18, 1996	3.2
3.5	Certificate of Designation, Rights, Preferences, Qualifications, Limitations and Restrictions of Series A Convertible Preferred Stock		S-1/A	January 29, 1998	3.3

3.6	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock		8-K	June 15, 2004	3.2

3.7	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock		10-K	March 31, 1999	10.49

3.8	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock	8-K	June 15, 2004	3.4

3.9	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock	S-1	May 10, 1999	3.5

3.10	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock	S-1	May 10, 1999	3.6

3.11	Amended Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock	S-3	June 1, 2000	3.7

3.12	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock	10-K	April 15, 2003	3.8

3.13	Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock	10-K	April 15, 2003	3.9

3.14	Certificate of Designations, Preferences and Rights of Series H Convertible Preferred Stock	10-Q	October 29, 2003	3.1

3.15	Certificate of Designations, Preferences and Rights of Series I Convertible Preferred Stock	10-QSB	August 16, 2004	3.1

4.1	Specimen stock certificate	S-1	November 1, 1996	4.2
4.2	2% Secured Convertible Promissory Note issued to Southridge Capital Partners dated October 19, 2004	8-K	October 19, 2005	4.1

4.3	Form of 2% Secured Convertible Promissory Note issued to each of Colonial Fund LLC and Dean DeNuccio on October 22, 2004	8-K	October 22,2005	4.1

4.4	2% Secured Convertible Promissory Note dated December 3, 2004 issued to Deer Creek Fund, LLC	8-K	December 8, 2004	99.1

4.5	2% Secured Convertible Promissory Note issued to Woodward LLC	8-K	February 2, 2005	10.4

4.6	2% Secured Convertible Promissory Note issued to Southridge Partners LP on January 31, 2005	8-K	February 2, 2005	10.2

4.7	Nonnegotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP on March 2, 2005	8-K	March 7, 2005	4.2

4.8	Non-negotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP on April 11, 2005		8-K	April 15, 2005	4.2

4.9	Non-negotiable 2% Secured Convertible Promissory Note issued to Southridge Partners LP on May 12, 2005		8-K	May 17, 2005	4.2

4.10	Non-negotiable 2% Secured Convertible Promissory Note issued to MacNab LLC on June 14, 2005		8-K	June 20, 2005	4.1

4.11	Non-negotiable 2% Secured Convertible Promissory Note issued MacNab LLC on August 1, 2005		8-K	August 1, 2005	4.2

4.12	Non-negotiable 2% Secured Convertible Promissory Note issued MacNab LLC on September 14, 2005		8-K	September 14, 2005	4.2

4.13	Non-negotiable 2% Secured Convertible Promissory Note issued MacNab LLC on October 3, 2005		8-K	October 3, 2005	4.2

4.14	Form of Amendment to Promissory Notes issued to MacNab LLC		8-K	May 31, 2006	10.1

5.1	Opinion of Foley Hoag LLP	X

10.1	Letter of Engagement with Trilogy Capital Partners, Inc. dated December 22, 2004		8-K	December 16, 2004	99.2

10.2	Securities Purchase Agreement dated October 19, 2004 between Global Matrechs, Inc. and Southridge Partners LP		8-K	October 19, 2004	99.1

10.3	Form of Securities Purchase Agreements dated October 22, 2004 between Global Matrechs, Inc. and each of Colonial Fund LLC and Dean DeNuccio		8-K	October 22, 2004	99.1

10.4	Securities Purchase Agreement dated December 3, 2004 between Global Matrechs, Inc. and Deer Creek Fund, LLC		8-K	December 8, 2004	99.3

10.5	Second Securities Purchase Agreement dated April 11, 2005 between Global Matrechs, Inc. and Southridge Partners LP		8-K	April 15, 2005	10.1

10.6	Securities Purchase Agreement dated May 12, 2005 between Global Matrechs, Inc. and Southridge Partners LP		8-K	May 17, 2005	10.1

10.7	Securities Purchase Agreement dated June 14, 2005 between Global Matrechs and MacNab LLC	8-K	July 11, 2005	10.1

10.8	Private Equity Credit Agreement dated July 5, 2005 with Brittany Capital Management Limited	8-K	July 11, 2005	10.1

10.9	Registration Rights Agreement dated July 5, 2005 with Brittany Capital Management Limited	8-K	June 30, 2005	10.2

10.10	Employment Agreement between Global Matrechs and Mark Allen dated January 31, 2005	10-QSB	August 22, 2005	10.13

10.11	Security Agreement between True To Form, Limited, Mark Allen and Global Matrechs, Inc. dated December 31, 2004	8-K	January 6, 2005	10.2

10.12	Collateral Pledge Agreement dated as of December 31, 2004 is made by Global Matrechs, Inc. in favor of Mark Allen	8-K	January 6, 2005	10.4

10.13	Second Securities Purchase Agreement dated January 31, 2005 between Global Matrechs, Inc. and Southridge Partners LP	8-K	February, 2005	10.1

10.14	Exchange Agreement between Global Matrechs and Woodward LLC dated January 31, 2005	8-K	February 4, 2005	10.3

10.15	Securities Purchase Agreement dated August 1, 2005 between Global Matrechs, Inc. and MacNab LLC	8-K	August 1, 2005	10.1

10.16	Securities Purchase Agreement dated September 14, 2005 between Global Matrechs, Inc. and MacNab LLC	8-K	September 14, 2005	10.1

10.17	Securities Purchase Agreement dated October 3, 2005 between Global Matrechs, Inc. and MacNab LLC	8-K	October 3, 2005	10.1

10.18	Stock Purchase Agreement dated December 29, 2005 between Global Matrechs, Inc., Mark Allen, and True to Form Limited, Inc.	8-K	January 6, 2006	10.1

10.19	Promissory Note issued to Global Matrechs, Inc. by True to Form Limited, Inc.	8-K	January 6, 2006	10.2

10.20	Private Equity Credit Agreement dated January 10, 2006 with Brittany Capital Management Limited	8-K	January 13, 2006	10.1

10.21	Registration Rights Agreement dated January 10, 2006 with Brittany Capital Management Limited		SB-2	January 18, 2006	10.21

10.22	Private Equity Credit Agreement by and between Global Matrechs, Inc. and Brittany Capital Management Limited, dated September 14, 2006.		8-K	September 15, 2005	10.1

10.23	Registration Rights Agreement by and between Global Matrechs, Inc. and Brittany Capital Management Limited, dated September 14, 2006.		8-K	September 15, 2005	10.2

10.24	Form of Promissory Note Agreement by and between Global Matrechs, Inc. and Aberdeen Avenue LLC, dated July 17, 2006 and September 13, 2006.		SB-2	October 5, 2006	10.24

16.1	Letter of Sherb & Company, LLP		8-K	May 4, 2006	16.1

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

23.2	Consent of Sherb & Co., LLP		SB-2	October 5, 2006	23.2

24.1	Power of Attorney (included in signature page)

Item 28. Undertakings.

(a)    The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c)    Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ridgefield State of Connecticut on October 24, 2006.

GLOBAL MATRECHS, INC.

By:	/s/ Michael Sheppard

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: October 24, 2006	By:	/s/ Michael Sheppard
Title: President, Chief Executive Officer, Chief Operating Officer and acting Chief Financial Officer (principal executive officer; principal financial and accounting officer), Director

Date: October 24, 2006	By:	/s/ K.I.F. Gothner

Date: October 24, 2006	By:	/s/ Thomas L. Folsom